EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-96816 of Central Garden & Pet Company on Form S-8 of our report dated June 15, 2004 (which report includes an explanatory paragraph relating to the modified cash basis of accounting), appearing in this Annual Report on Form 11-K of the Central Garden & Pet Company Investment Growth Plan for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

June 29, 2004